Exhibit 99.1

For Further Information: John P. Jordan Executive Vice President & CFO 203.740.5671 jjordan@photronics.com

Photronics Announces Executive Leadership Changes

Brookfield, Conn. March 14, 2022 (GLOBE NEWSWIRE) -- Photronics, Inc. (Nasdaq: PLAB), a worldwide leader in photomask technologies and solutions, today announced that Dr. Frank Lee, who has led the growth of the business in Asia for more than 15 years, has been named President of the company, effective immediately. Peter Kirlin is retiring to pursue other interests after a successful fourteen-year tenure with the company. Dr. Lee will lead global operations, reporting to the CEO. Deno Macricostas, Chairman of the Board of Directors, will perform the function of interim CEO.

"I am very pleased and excited that Frank will be leading our operations as we look to maximize our industry-leading global footprint, technology and strong customer relationships,” said Mr. Macricostas. “Frank has a long and successful track record leading our operations in Asia, the largest and fastest growing segment of our business. Under his guidance we have achieved strong growth, increased market share and improved return on capital. We look forward to his executive leadership of the entirety of our operations as we focus on accelerating our growth to capitalize on the continuing global capacity expansions in the semiconductor and display industries. The board is confident in the ability of our leadership team, with Frank at the helm, to guide our next phase of growth as we look to continue to take advantage of the extraordinary opportunities in the photomask industry."

Dr. Lee stated, “The Asia team is proud of the progress made over the past several years, and I am personally excited to lead the outstanding Photronics global operations team to drive and expand the company’s success well into the future.”

Mr. Macricostas then stated, “The company is reaffirming Q2 is on target, and I want to thank Peter for his contributions to our success. He led the company during our strategic expansion into China, and we greatly appreciate his hard work and dedication to our company.” The Board of Directors plans to form a committee to initiate the formal search for a new CEO.

About Frank Lee

Dr. Lee’s career includes roles at Fairchild Semiconductor, Intel and Siliconix. He was then Vice President of Operations with Texas Instruments-Acer (a TI/Acer joint venture) in Taiwan and held leadership positions with TSMC-Acer in Hsinchu, Taiwan and UMC in Taiwan. Prior to joining Photronics in 2006, he was CEO of NSMC. He holds a BS in Nuclear Engineering from Tsinghua University and a M.S. and Ph.D. in Materials Science from the University of Cincinnati.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years. As of October 31, 2021, the company had 1,728 employees. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially. Please refer to the documents we file with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.photronics.com/riskfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.